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                                                                       EXHIBIT 5

                                 [LETTERHEAD]


                                 June 23, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

         Re: American Business Products, Inc. (File No. 1-7088) Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to American Business Products, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, 323,304 shares (the "Shares") of common stock, par value $2.00 per share (the "Common Stock"), of the Company which are being offered for the account of a selling stockholder of the Company (the "Selling Stockholder"). The Shares were issued to the Selling Stockholder pursuant to the Asset Purchase Agreement effective as of June 1, 1995 by and among Electronic Form Systems Incorporated, Computer Language Research, Inc., Vanier Graphics Corporation and the Company (the "Asset Purchase Agreement"). The Company will not receive any proceeds from the sale of the Shares.

         The opinion hereinafter set forth is given to the Commission at the request of the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by the Commission only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by, or filed with, any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including without limitation the Asset Purchase





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Securities and Exchange Commission
June 23, 1995
Page 2


Agreement. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the offering of the Shares by the Selling Stockholder. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the Shares, when sold for the account of the Selling Stockholder, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                  Very truly yours,

                                                  /s/ Long, Aldridge & Norman


                                                  LONG, ALDRIDGE & NORMAN